UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2023

Inspirato Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-39791	85-2426959
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1544 Wazee Street Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

(303) 586-7771

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	ISPO	The Nasdaq Stock Market LLC
Warrants to purchase Class A common stock	ISPOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 16, 2023, Inspirato Incorporated (the “Company”) and the other members of Inspirato LLC entered into the Eleventh Amended and Restated Limited Liability Company Agreement of Inspirato LLC (the “Restated LLCA”). The amendments effected by the Restated LLCA were primarily adopted to reflect the amendments to the Company’s certificate of incorporation described in Item 3.03 of this Current Report on Form 8-K. The foregoing summary of the Restated LLCA is only a summary and is qualified by reference to the text of the Restated LLCA, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 3.03.	Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 16, 2023, the Company filed a certificate of amendment to the Company’s certificate of incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to effect a 1-for-20 reverse split (the “Reverse Split”) of the outstanding shares of the Company’s Class A common stock, par value $0.0001 per share (“Class A common stock”), Class B non-voting common stock, par value $0.0001 per share ( “Class B common stock”), Class V common stock, par value $0.0001 per share ( “Class V common stock,” and together with Class A common stock and Class B common stock, “Common Stock”), and preferred stock, par value $0.0001 per share (“Preferred Stock”), effective as of October 16, 2023 (the “Effective Time”). The Company’s common stock began trading on a reverse-split-adjusted basis on the Nasdaq Stock Market (“Nasdaq”) as of the open of trading on October 17, 2023 under the existing ticker symbol “ISPO.” The CUSIP number for the Company's Class A common stock will change to 45791E 206 following the Reverse Split. The CUSIP number for the Company’s publicly traded warrants will not change.

No fractional shares of Common Stock will be issued in connection with the Reverse Split. Holders of Common Stock who would otherwise receive a fractional share of Common Stock pursuant to the reverse split will receive cash in lieu of the fractional share, with reference to the closing trading price of the Company’s Class A common stock on the trading day immediately preceding the Effective Time (as adjusted to give effect to the Reverse Split), without interest.

Additional information about the Reverse Split can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on September 7, 2023, a copy of which is available at www.sec.gov.

The information set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

On October 16, 2023, the Company issued a press release announcing the Reverse Split. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The Company has registration statements on Form S-8 (File Nos. 333-264331 and 333-270588) on file with the SEC. SEC regulations permit the Company to incorporate by reference future filings made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the termination of the offerings covered by registration statements filed on Form S-8. The information incorporated by reference is considered to be part of the prospectus included within each of those registration statements. Information in this Item 8.01 of this Current Report on Form 8-K is therefore intended to be automatically incorporated by reference into each of the active registration statements listed above, thereby amending them. Pursuant to Rule 416(b) under the Securities Act of 1933, the amount of undistributed shares of Class A common stock deemed to be covered by the effective registration statements of the Company described above are proportionately reduced as of the Effective Time to give effect to the Reverse Split.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Eleventh Amended and Restated Limited Liability Company Agreement of Inspirato LLC, dated as of October 16, 2023

3.2	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Inspirato Incorporated

99.1	Press Release

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inspirato Incorporated
Dated: October 17, 2023
	By:	/s/ Robert Kaiden
Name: Robert Kaiden Title: Chief Financial Officer